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                                                                    EXHIBIT 5.4


[TORYS LLP LOGO OMITTED]                                     237 Park Avenue
   NEW YORK  TORONTO                                         New York, New York
                                                             10017.3142

                                                             TEL 212.880.6000
                                                             FAX 212.682.0200

                                                             www.torys.com


                                                             June 8, 2004

Paramount Resources Ltd.
4700 Bankers Hall West
888-3rd Street S.W.
Calgary, Alberta  T2P 5C3
Canada

Ladies and Gentlemen:

         RE:   PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

         We hereby consent to the reference to our firm name under the heading "Legal Matters" in the prospectus filed as part of the registration statement on Form F-10 relating to the offering of US$300,000,000 of debt securities by Paramount Resources Ltd. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                                 Sincerely,

                                                 /s/ Torys LLP